Exhibit 10.11

27 March 2020

Angelo N. Chaclas

Trinseo LLC

1000 Chesterbrook Boulevard Ste. 300 Berwyn, PA 19312

Dear Angelo,

This letter confirms the exploratory discussions that we have been having regarding a temporary reduction in your annual Base Salary as defined in your employment contract to support the Company’s cost savings initiatives. For convenience, your current compensation parameters are restated here: $445,000 Base Salary, 70% target Annual Bonus percentage and 150% target Incentive Equity Awards percentage.

The coronavirus pandemic has placed unprecedented strains on our Company. Although we remain in a strong financial posit ion , it is import ant that we take measures to ensure our continued long-term financial health in case of a protracted economic downturn. As part of these measures, members of the executive leadership team are volunteering to reduce their annual Base Salary on a temporary basis. You have agreed to a voluntary temporary reduction in your annual base salary of 25% for the second quarter of 2020. As of the third quarter of 2020, your annual base salary shall revert to its previous level. You further agree that this voluntary temporary reduction shall not give rise to “good reason” as defined in your employment contract. If you are terminated during calendar year 2020 under Article 7 of your employment agreement, then the aggregate amount of the temporary reduction in your annual base salary shall be repaid . All other terms and conditions of your employment contract remain unchanged, including, but not limited to, any future Incentive Equity Awards, Annual Bonus, Accrued Benefits and/or Severance Amount all being based on your unadjusted annual Base Salary.

To confirm your understanding and acceptance of this temporary reduction in annual Base Salary, we kindly ask you to sign this letter below and return it at your earliest convenience .

Best regards ,

Trinseo LLC

Signature : /s/ Frank Bozich

Name: Frank Bozich

Title : President & Chief Executive Officer

Date: March 27, 2020

Executive: I have read this letter, understand it and agree to the terms set forth above :

Signature: /s/ Angelo N. Chaclas

Name: Angelo N. Chaclas

Title: Sr. V.P., Chief Legal Officer & Corp. Sec.

Date: March 27, 2020